EXHIBIT 10.4

RESIGNATION

I hereby resign as a director of MEZABAY INTERNATIONAL, INC., a Nevada corporation, (the “Company”) effectively immediately.

I do not have any disagreements with the Company on any matter relating to the Company’s operations, policies or practices.

Dated this 29th day of June 2011.

                            FAN FOO MIN
                            Fan Foo Min